UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2010
MONSTER WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue New York, NY	10017

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 351-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
On January 26, 2010, the board of directors (the “Board”) of Monster Worldwide, Inc. (the “Company”) amended the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide for a majority vote standard for the election of directors. In future uncontested elections of directors, the vote required for election of a director by the stockholders will be the affirmative vote of a majority of the votes cast in favor of or against the election of a nominee at a meeting of stockholders. In contested elections, directors will be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. For purposes of the amended Bylaws, an election will be considered “contested” if at a meeting of the stockholders with respect to such election there are more director nominees standing for election than there are director positions to be filled through such election.
Under the amended Bylaws, in any non-contested election, any incumbent director who is not elected by the required majority vote must promptly offer to tender his or her resignation to the chairman of the Board following certification of the stockholder vote. A committee of independent directors shall consider the offer to resign and recommend to the Board what action such committee believes should be taken in response to the offered resignation. In addition to any other factors the committee deems relevant, the committee shall consider the effect of such resignation on the Corporation’s compliance with any applicable law, rule, regulation or stock exchange rule. The Company’s Corporate Governance Guidelines currently designate this responsibility to the Company’s Corporate Governance and Nominating Committee. The Board must act on the committee’s recommendation within 90 days following certification of the stockholder vote. The Board must then promptly disclose its decision whether to accept the director’s resignation offer, including an explanation of how the decision was reached and, if applicable, the reasons for rejecting the resignation offer, in a Form 8-K to be filed or furnished with the Securities and Exchange Commission. Any director who offers his or her resignation pursuant to this provision of the amended Bylaws shall not participate in the committee’s recommendation or the board of directors’ action regarding whether to accept the resignation offer. However, if the only directors who were duly elected by the stockholders in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept such resignation offers.
Previously, the Bylaws provided for the election of directors by plurality voting in all elections, and the Company’s Corporate Governance Guidelines provided for a resignation policy that applied to any nominee for director who received a greater number of votes “withheld” from his or her election than votes “for” such election.
The amended Bylaws became effective immediately upon their adoption by the Board. A copy of the amended Bylaws is attached as Exhibit 3.1 to this Current Report on Form 8-K. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the amended Bylaws. Exhibit 3.1 is incorporated by reference into this Item 5.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
3.1 Amended and Restated Bylaws of Monster Worldwide, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC. (Registrant)
By:	/s/ Michael C. Miller
	Name:	Michael C. Miller
	Title:	Executive Vice President, General Counsel & Secretary

Date: January 27, 2010